Exhibit 99

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



	In connection with the Quarterly Report of Pittsburgh & West Virginia Railroad (the "Company") on Form 10 - Q for the fiscal quarter ending March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned herby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


       May 10, 2007


       /s/Herbert E. Jones, Jr.
       Herbert E. Jones, Jr.
       Chairman of the Board



       /s/Herbert E. Jones, III
       Herbert E. Jones, III
       President



       /s/Robert A. Hamstead
       Robert A. Hamstead
       Vice President, Secretary and Treasurer